Statement of Claim No. 127                  Suit No. 8901-15660
                                            ------------------------------------
                  NOTICE                        In the Court of Queen's Bench
                                                         of Alberta

                                                JUDICIAL DISTRICT OF CALGARY
     To the Defendant(s):                   ------------------------------------
                                            BETWEEN:
COLUMBIA GAS DEVELOPMENT OF
CANADA LTD., AMOCO PRODUCTION               CANADA SOUTHERN PETROLEUM LTD.
COMPANY, DOME PETROLEUM LIMITED,
AMOCO CANADA PETROLEUM COMPANY                                         Plaintiff
LTD., MOBIL OIL CANADA LTD., and ESSO
RESOURCES OF CANADA LTD.                                    and

                                            COLUMBIA GAS DEVELOPMENT OF CANADA
     You  are  hereby  notified  that  the  LTD., AMOCO PRODUCTION COMPANY, DOME
Plaintiff    may    enter    judgment   in  PETROLEUM LIMITED, AMOCO CANADA
accordance    with    this   Statement  of  PETROLEUM COMPANY LTD., MOBIL OIL
Claim  or  such  judgment  as,   according  CANADA LTD., and ESSO RESOURCES OF
to  the  practice  of  the  Court,  he  is  CANADA LTD.
entitled to, without any further notice to
you unless  within fifteen (15) days after                            Defendants
service
                                            ------------------------------------

hereof  upon  you,  excluding  the  day of          STATEMENT OF CLAIM
service, you cause  to  be  filed  in  the
office of  the Clerk  of  the  Court  from  ------------------------------------
which   the   Statement   of   Claim   has
issued either:                              This Statement of Claim is issued by

   (1)  A Statement of Defence; or          POOLE LAYCRAFT McMAHON

                                            Solicitor for the Plaintiff who
   (2)  A  Demand   that   notice  of  any  resides at
   application to be made in the action be CALGARY, ALBERTA given to you;
                                                                             and
     And  unless  within  the  same time a
copy of your Statement of Defence or whose address for service is in the Demand be served upon the Plaintiff or care of said solicitor at his Solicitor at his stated address for #212, 908 - 17th Avenue S.W.
service.                                    CALGARY, ALBERTA
                                            T2T 0A3

                                            and is addressed to the Defendant
                                            whose residence as far as known to
                                            the Plaintiff is
                                            CALGARY, ALBERTA

                                            ------------------------------------

                                                Solicitor's File No. 1387/JPM


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                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA
                          JUDICIAL DISTRICT OF CALGARY

BETWEEN:

                         CANADA SOUTHERN PETROLEUM LTD.

                                                                       Plaintiff

                                     - and -

                    COLUMBIA GAS DEVELOPMENT OF CANADA LTD.,
                 DOME PETROLEUM LIMITED, AMOCO CANADA PETROLEUM
                    COMPANY LTD., MOBIL OIL CANADA LTD., and
                          ESSO RESOURCES OF CANADA LTD.

                                                                      Defendants

                               STATEMENT OF CLAIM



1. The Plaintiff Canada Southern Petroleum Ltd. (hereinafter referred to as Canada Southern) is a body corporate, incorporated pursuant to the laws of Nova Scotia (formerly incorporated under the laws of Canada), registered to carry on business in the Province of Alberta with head office in the City of Calgary, in the Province of Alberta.

2. The Defendant Columbia Gas Development of Canada Ltd. ("Columbia") is a body corporate incorporated pursuant to the laws of Canada, registered to carry on business in the Province of Alberta, with head office located in the City of Calgary, in the Province of Alberta.

3. The Defendant Dome Petroleum Limited ("Dome") is a body corporate incorporated pursuant to the laws of Canada, registered to carry on business in the Province of Alberta, with head office located in the City of Calgary, in the Province of Alberta.

4. The Defendant Amoco Canada Petroleum Company Ltd. ("Amoco Canada") is a body corporate incorporated pursuant to the laws of Canada, registered to carry on business in the Province of Alberta, with head office located in the City of Calgary, in the Province of Alberta.

5. The Defendant Mobil Oil Canada Ltd. ("Mobil") is a body corporate incorporated pursuant to the laws of Canada, registered to carry on business in the Province of Alberta, with head office in the City of Calgary, in the Province of Alberta. Mobil is a successor-in-interest to Canadian Superior Oil Company, which, in turn, is the successor to Alminex Limited.

6. The Defendant Esso Resources Limited ("Esso") is a body corporate incorporated pursuant to the laws of Canada, registered to carry on business in the Province of Alberta, with head office in the City of Calgary, in the Province of Alberta.

7. Amoco Canada, Dome, Columbia, Esso and Mobil are currently working interest owners in properties known as the Kotanelee area located in the Yukon Territory. Columbia has been the managing operator of the Kotanelee lands since on or about February 1, 1977.

8. Canada Southern is formerly a working interest owner and is currently a carried interest owner in those same properties in the Kotanelee area.

9. The parties, or their predecessors or assignors, entered into agreements in writing dated May 28, 1959 and April 1, 1966, which provided for the exploration, operation, management and development of the Kotanelee field and specified the working interests and carried interests to be held by the parties. The l959 Agreement contained a detailed Operating Procedure and Accounting Procedure. The April 1, 1966 agreement added a schedu1e of Carried Interest Provisions to the 1959 Agreement.

10. On or about February 1, 1977, Canada Southern together with Dome, Amoco Canada and the predecessor of Mobil, entered into a written agreement with Columbia. Canada Southern agreed to reduce its 50% carried interest in and to the Kotanelee field to a 33 1/3% carried interest and assigned a 16 2/3% interest to Co1umbia. Columbia undertook to drill a test well under the terms of the agreement and to act as the operator of the lands.

11. As to Canada Southern's carried interest, the agreements provided that a portion of certain expenditures made for the joint account would be deducted from revenues from production before any payments would be made to Canada Southern by the Defendants. Columbia has reported that the expenditures for the joint account, for exploration and development costs, including gathering lines and dehydration equipment, amount to over $61,000,000, which amount is not admitted by Canada Southern.

12. In early 1987, Columbia, as managing operator, advised Canada Southern, for the first time, that interest would accrue on all expenditures for the joint account and would be charged against Canada Southern's carried interest. There is no provision in the agreements expressly allowing interest to accrue upon the expenditures for the joint account and no interest was shown previously on any statements of operations provided to Canada Southern.

13. Essentially, Columbia, and the other Defendants, are contending that they are entitled to receive interest upon their investment in the Kotanelee lands before Canada Southern will receive any revenue from gas produced.

14. Canada Southern denies that the working interest owners may accrue and charge interest on expenditures for the joint account and states that any attempt to charge interest is contrary to the terms of the agreements relating to the Kotanelee field.

15. Further, Canada Southern stated that the expenditures for gathering lines and dehydration equipment are, as has always been reported in the past by Columbia, expenditures made for the joint account, notwithstanding any contrary position that may be taken by certain of the Defendants.

16. This actual controversy and dispute will have a dramatic effect upon the expected revenues to be received by Canada Southern from production from the Kotanelee field.

         WHEREFORE the Plaintiff Canada Southern Petroleum Ltd. claims against the Defendants and each of them:

         (a) A declaration that interest cannot accrue or be charged upon expenditures for the joint account made by the Defendants;

         (b) A declaration that expenditures for gathering lines and dehydration equipment are expenditures for the joint account;

         (c)      Costs of this action; and

         (d) Such further and other relief as this Honourable Court may deem fit.

         DATED at the City of Calgary, in the Province of Alberta, this 27th day of October, 1989, AND DELIVERED by Messrs. Poole Laycraft McMahon, Barristers and Solicitors, solicitors for the Plaintiff whose address for service is in care of the said solicitors at #212, 908 - 17th Avenue S.W., Calgary, Alberta, T2T 0A3.

         ISSUED out of the office of the Clerk of the Court in the Judicial District of Calgary, Province of Alberta, at the City of Calgary, in the Province of Alberta, this 27th day of October, 1989.




                                                  /s/ James McLaughlin
                                                  Clerk of the Court